Exhibit 21

Parent and subsidiaries

City National Corporation

City National Financial Services, Inc.  (99.5%)

CN Acquisition Corporation

Reed, Conner & Birdwell, LLC (72.0%)

Convergent Capital Management, LLC (94.0%)

Philip V. Swan Associates, LLC (73.0%)

City National Bank

City National Mortgage Company

City National Properties, Inc.

City National Securities, Inc.

CN Real Estate Investment Corporation II

CN Special Holdings, LLC

City National Asset Management, Inc.

City National Trade Services, Ltd

Citinational Real Estate, Inc.

TPB Holdings, Inc.

Roxbury Insurance Corporation.

CN Real Estate Investment Holdings, Inc.

CN Real Estate Investment, Inc.

City National Corporation is a corporation organized under the laws of the State of Delaware.  City National Financial Services, Inc. is a corporation organized under the laws of the State of California and is 99.5 percent owned by City National Corporation with the remaining 0.5 percent owned by City National Bank.  CN Acquisition Corporation, a California corporation is 100 percent owned by City National Corporation.  CN Acquisition Corporation owns 72.0 percent of Reed, Conner and Birdwell, LLC, a limited liability corporation organized under the laws of the State of Delaware.  Convergent Capital Management, LLC, a limited liability corporation organized under the laws of the State of Delaware is 94.0 percent owned by City National Corporation.  City National Corporation owns 73.0 percent of Philip V. Swan Associates, LLC, a limited liability corporation organized under the laws of the State of California.  City National Bank is a national banking association organized under the laws of the United States of America.  Each of the other above-named subsidiaries is a corporation organized under the laws of the State of California unless otherwise noted.  Registrant owns 100 percent of the outstanding capital stock of City National Bank (“Bank”).  The Bank owns 100 percent of the outstanding common stock of City National Mortgage Company, City National Properties, Inc., City National Securities, Inc., CN Real Estate Corporation II, a Maryland corporation, CN Special Holdings, LLC, City National Asset Management, Inc., City National Trade Services, Ltd, CN Real Estate Investment Holdings, Inc., Citinational Real Estate, Inc., and TPB Holdings, Inc.  TPB Holdings, Inc. owns 100 percent of Roxbury Insurance Corporation, a corporation organized under the laws of the state of Hawaii.  CN Real Estate Investment Holdings, Inc. owns 100 percent of CN Real Estate Investment, Inc.